Exhibit 10.2

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is made and entered into effective as of February 24, 2021 (the “Effective Date”), by and between CANbridge BIOMED Limited, a corporation organized and existing under the laws of Hong Kong (“CANbridge”), and PUMA Biotechnology, Inc., a corporation organized and existing under the laws of Delaware, USA (“PUMA”), in the presence of Pierre Fabre Medicament SAS, a company duly organized and existing under the laws of France, having offices and principal place of business at 45 Place Abel Gance, 92100 Boulogne, France (“PFM”).  CANbridge and PUMA are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, CANbridgepharma Limited, a corporation organized and existing under the laws of Hong Kong, and PUMA entered into a Collaboration and License Agreement dated January 30, 2018 (the “License Agreement”);

WHEREAS, CANbridgepharma Limited assigned its interest under the License Agreement to CANbridge on or around July 23, 2018;

WHEREAS, the Parties mutually wish to terminate the License Agreement and any and all agreements and documents that relate to the License Agreement, including without limitation the Supply Agreement between the Parties dated as of August 22, 2019 (the “Supply Agreement”), the Quality and Technical Agreement between the Parties dated as of November 11, 2019 (the “Quality Agreement”), and the Safety Data Exchange Agreement between the Parties dated as of December 9, 2019 (the “Safety Data Agreement”), in each case, in each of their entirety as of the Effective Date, except as specifically set forth herein;

WHEREAS, in connection with termination of the License Agreement, Supply Agreement, Quality Agreement, Safety Data Agreement, and any and all other agreements and documents related thereto, CANbridge agrees to assign or transfer certain rights and assets to PUMA in connection therewith as set forth herein;

WHEREAS, PUMA and PFM entered into a license agreement dated March 29, 2019, as amended from time to time (“PFM License Agreement”);

WHEREAS, as of the Effective Date, PUMA and PFM are amending the PFM License Agreement to include the People’s Republic of China, including mainland China, Hong Kong, Macao and Taiwan, as part of the territory licensed to PFM under the PFM License Agreement;

WHEREAS, PFM is a third party beneficiary of certain rights provided under this Agreement, including the right to enforce certain obligations of CANbridge;

WHEREAS, as of the Effective Date, CANbridge and PFM are entering into the Ancillary Agreements to implement the transfer of certain items and rights previously held by CANbridge under the License Agreement and other agreements referenced above; and

WHEREAS, as of the Effective Date, PUMA and CANbridge are entering into a Settlement Agreement to settle certain disputes that have arisen between the parties related to the License Agreement.

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NOW THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows.

1.	DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them under the License Agreement.

1.1	“Affiliate” has the meaning set forth in the License Agreement, provided, however, that for purposes of Section 4.12(d), “Affiliate” shall not include [***].
1.2	“Ancillary Agreements” means the Distribution Agreement and the Transition Services Agreement, and the quality agreement and the safety data exchange agreement contemplated therein.
1.3	“Designee” shall mean PFM or any of its Affiliates.
1.4	“Distribution Agreement” means the Distribution Agreement between CANbridge and a Designee dated as of the Effective Date.
1.5

“Personal Data” means any information that, pursuant to applicable Law (a) relates to an identified or identifiable natural person that is subject to access, collection, use, storage, processing, or disclosure restrictions, or (b) requires notification to a Person if such information is lost, misused, or wrongfully accessed.

1.6	“Transition Services Agreement” or “TSA” means the Transition Services Agreement between CANbridge and a Designee dated as of the Effective Date.
2.	Termination; EFFECT OF TERMINATION; SURVIVAL.
2.1

Termination.  Subject to the terms of this Agreement, the Parties agree that the agreements, documents, letters, authorizations, certificates and all items listed under Schedule 2.1 shall terminate, in each case, in each of their entirety effective as of the Effective Date (the “Terminated Agreements and Documents”).  For clarity, this Agreement shall serve as PUMA’s or its sublicensees’ or contractors’ written notice to terminate PUMA’s or its sublicensees’ or contractors’ grant of all confirmatory letters, letters of authorization and powers of attorney granted to CANbridge, its Affiliates or Sublicensees, or each of its or their officers, directors, employees, agents, contractors or designees, whether written or oral, existing immediately prior to the Effective Date, effective as of the Effective Date.

2.2

Effects of Termination Generally. Subject to the terms of this Agreement, including Section 2.3, the Parties’ rights and obligations under the Terminated Agreements and Documents shall terminate as of the Effective Date, and neither Party will have any further rights or obligations under the Terminated Agreements and Documents from and after the Effective Date.

2.3	Survival. Notwithstanding the foregoing, and anything to the contrary herein:
(a)

the following provisions of the License Agreement shall continue to survive and CANbridge’s and its Affiliates’ activities performed under this Agreement and each of the Ancillary Agreements shall be subject to such provisions, so long as (i) CANbridge’s Affiliate remains PUMA’s “local agent” for the purposes of the Marketing Authorization of the Licensed Product granted by the National Medical Products Administration (“NMPA”) of mainland China and (ii) CANbridge’s Affiliate remains the Marketing Authorization holder of the Marketing Authorization granted by the Taiwan Food and Drug Administration of Taiwan and the Pharmacy and Poisons Board of Hong Kong, in each case, that references PUMA’s

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Marketing Authorization approved by the FDA: Article 1 (Definitions), the last sentence of Section 3.4.2 (Regulatory Communications), Section 3.4.5 (Regulatory Investigation or Inquiry) and Section 4.2.5 (Diversion), provided, however, in the event of conflict between any provisions of the License Agreement and this Agreement, the terms of this Agreement shall control solely with respect to provisions related to communications with Regulatory Authorities in the Territory, and for all other such conflicting provisions, the provisions of the License Agreement shall control, provided, further, the term “this Agreement” as used in the License Agreement shall include the License Agreement and this Agreement for the purposes of this Section 2.3(a).

(b)

the terms of the Supply Agreement, Quality Agreement and the Safety Data Agreement shall continue to survive with respect to (i) any and all Licensed Products supplied by PUMA to CANbridge or any of its Affiliates or designees prior to the Effective Date and (ii) any Licensed Products supplied by PUMA to CANbridge or any of its Affiliates of designees prior to the amendment of the supply agreement between PUMA and PFM (which amendment, for clarity, will contain provisions pursuant to which PUMA will agree to supply PFM, its Affiliates and/or its distributors, including CANbridge, and PFM will agree to receive and purchase, the Licensed Products from PUMA in accordance with the terms therein) (any such Licensed Products supplied by PUMA to CANbridge in accordance with this Section 2.3(b), “CANbridge Licensed Products”), provided, that (1) the term (A) “this Agreement” as used in the Supply Agreement shall include the Supply Agreement and this Agreement, (B) “QTA” as used in the Quality Agreement shall include the Quality Agreement and this Agreement, and (C) “the Agreement” as used in the Safety Data Agreement shall include the Safety Data Agreement and this Agreement, in each case, for the purposes of this Section 2.3(b); and (2) PUMA shall provide prompt written notice to CANbridge following effectiveness of any supply agreement entered into between PUMA and a Designee following the date hereof;

(c)

the following provisions of the License Agreement shall continue to survive so long as CANbridge or any of its Affiliates or contractors have title to any CANbridge Licensed Products: Section 4.2.2 (Commercialization Responsibilities), Section 4.2.5 (Diversion), Section 4.2.6 (No Violation), Section 6.1.2(b) (Sales Milestone Payments), Section 6.1.3 (Milestone Event Notice), Section 6.2 (Royalties), Section 6.3 (Royalty Payments and Reports), Section 6.5 (Financial Audits), Section 6.6 (Tax Matters), Section 6.7 (Currency of Payments), Section 6.8 (Blocked Currency), Section 6.9 (Late Payments), provided, the term “this Agreement” as used in the License Agreement shall include the License Agreement and this Agreement for the purposes of this Section 2.3(c); and

(d)

the following provisions of the License Agreement shall continue to survive the termination of the License Agreement: Sections 2.1.3, 3.3.1 (until the earlier of (a) [***] following the Effective Date, or (b) otherwise agreed under the Ancillary Agreements), 7.1, 7.2 (solely with respect to Joint Patent Rights), Article 8 (Confidentiality), Article 10 (Indemnification; Damages), Article 11 (Limitation of Liability), Article 13 (Dispute Resolution), and Article 14 (Miscellaneous); provided, however, in the event of conflict between any provisions of the License Agreement and this Agreement, the terms of this Agreement shall control, provided, further, the term “this Agreement” as used in the License Agreement shall include the License Agreement and this Agreement for the purposes of this Section 2.3(d); provided, further, [***].

(e)	the following provisions of the Supply Agreement shall continue to survive the termination of the Supply Agreement: Article 1, Article 6, Article 8.3 and Article 10.
(f)	the following provisions of the Quality Agreement shall continue to survive the termination of the Quality Agreement: Article 22.

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(g)	the following provisions of the Safety and Data Agreement shall continue to survive the termination of the Safety and Data Agreement: Article 14.
3.	PAYMENT
3.1	No later than [***] business days in France and in the US following the Effective Date, PUMA will pay CANbridge a termination fee of Twenty Million Dollars ($20,000,000).
4.	POST-TERMINATION
4.1

Ancillary Agreements.  In consideration for the amounts received by CANbridge from PUMA under this Agreement, CANbridge, as of the Effective Date, has entered into the Ancillary Agreements with one or more Designees to implement a smooth and efficient transition from CANbridge to such Designee(s) of the ongoing activities with respect to the Licensed Products in the Territory.  CANbridge shall provide all the services required to be provided by CANbridge thereunder in accordance with the terms of the Ancillary Agreements.  To enable CANbridge and such Designees to implement such transition and to perform such ongoing activities with respect to the Licensed Products in the Territory in accordance with the terms of this Agreement and each of the Ancillary Agreements, PUMA will provide all reasonably necessary assistance to such Designees, including by providing written letters of authorization and powers of attorney to establish the required authority with the respective Governmental Authorities to carry out the intent of this Agreement and the Ancillary Agreements.

4.2	Access.
(a)

CANbridge shall, and shall cause its Affiliates to, grant PUMA or a Designee specified in writing by PUMA, and any representatives of such Designee, continued reasonable access upon reasonable prior notice, to CANbridge and its Affiliates’ books and records to the extent such books and records primarily relate to the Exploitation of the Licensed Products in the Territory for the sole purposes of enabling PUMA’s or such Designee’s transition of the Exploitation of the Licensed Products in the Territory for a period of [***] years from the Effective Date or such other longer period as set forth in any of the Ancillary Agreements.  Such access may be granted through electronic virtual data rooms, and to the extent physically accessible, such access shall be granted during normal business hours; provided, however, that such access shall not unreasonably disrupt CANbridge’s ordinary course operations.

(b)

Prior to making any books and records available to PUMA or a Designee in accordance with Section 4.2(a), CANbridge or its Affiliates may redact any information to the extent that (i) such information do not primarily relate to the Exploitation of the Licensed Products in the Territory or (ii) providing such books and records available to PUMA or a Designee would jeopardize any legal privilege belonging to CANbridge or its Affiliates; provided, however, that, notwithstanding the foregoing, CANbridge shall not have the right to redact information from the Regulatory Filings of any of the Licensed Products that are required to Exploit the Licensed Products in the Territory.

4.3	Inventory and Stock; Promotional Materials.
(a)

Inventory and Stock.  CANbridge shall, or shall cause its Affiliates or its designee to handle the inventory and stock of Licensed Products owned by CANbridge or any of its Affiliates in the Territory as of the Effective Date in accordance with the Ancillary Agreements, and subject to the terms of the Supply Agreement, the Quality Agreement and the Safety Data Agreement.

(b)	Promotional Materials. Within [***] days from the Effective Date, CANbridge shall, or shall cause its Affiliates to (i) destroy any and all promotional materials related to the Licensed

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Products owned by CANbridge or any of its Affiliates, (ii) transfer such promotional materials to PUMA or a Designee or (iii) retain them for use in accordance with the Ancillary Agreements.
4.4	Transfer of Regulatory Filings and Marketing Authorizations; Termination of Local Agent.
(a)

General.  In accordance with and subject to the terms of this Agreement, including Sections 4.4(b), 4.4(c), and 4.4(d), and any applicable provisions under the Ancillary Agreements, CANbridge shall, or shall cause its Affiliates to, unless prohibited by applicable Law, and [***], assign and transfer to PUMA or a Designee specified in writing by PUMA all Regulatory Filings, filings for Pricing and Reimbursement Approval, and Marketing Authorizations, in each case, that are held by or under authority and control of CANbridge or its Affiliates in connection with the Licensed Products in the Territory as of the Effective Date.  CANbridge shall, and shall cause its Affiliates to, take any and all actions and to execute all instruments, assignments and documents as may be necessary to effect the transfer of rights as contemplated under this Section 4.4.  If applicable Law or relevant Regulatory Authorities prevent or delay such transfer of ownership of any such Regulatory Filing, filing for Pricing and Reimbursement Approval and/or Marketing Authorizations to PUMA or a Designee specified in writing by PUMA, then CANbridge will grant, and hereby does grant, to PUMA and its Designee specified in writing by PUMA an exclusive and irrevocable right of access and right of reference to such Regulatory Filing, filing for Pricing and Reimbursement Approval and Marketing Authorizations for Licensed Products in the Territory, and will reasonably cooperate with PUMA or a Designee specified in writing by PUMA, at CANbridge’s expense, to make the benefits of such Regulatory Filings, filings for Pricing and Reimbursement Approval and Marketing Authorizations available to PUMA or a Designee(s).

(b)

Mainland China.  As of the Effective Date, in mainland China, (i) the applicable Regulatory Authorities have issued the Marketing Authorization for the Licensed Product to PUMA, (ii) PUMA is the registered Marketing Authorization holder of the Licensed Product and (iii) CANbridge’s Affiliate is acting as PUMA’s “local agent” for the Licensed Product.  As soon as practicable after the Effective Date and unless otherwise provided in one or more Ancillary Agreements, PUMA and CANbridge shall, in coordination with a Designee specified in writing by PUMA, promptly remove the respective CANbridge Affiliate as PUMA’s “local agent” for the Licensed Products and appoint Pierre Fabre Medicament China as the new “local agent” of PUMA in accordance with the terms of the TSA (“Local Agent Replacement”) in mainland China.  From the Effective Date until the effective date of the applicable Local Agent Replacement pursuant this Section 4.4(b), CANbridge shall, and shall cause its Affiliates to continue, to perform each of their obligations as the “local agent” in mainland China and to take such actions in accordance with the provisions of this Agreement and the Ancillary Agreements.

(c)

Taiwan.  As of the Effective Date, CANbridge’s Affiliate is the registered Marketing Authorization holder of the Licensed Product as granted by the Taiwan Food and Drug Administration of Taiwan that references PUMA’s Marketing Authorization approved by the FDA.  Notwithstanding Section 4.4(a), to facilitate the distribution of the Licensed Product in Taiwan, PUMA agrees to permit CANbridge to continue to reference PUMA’s Marketing Authorization approved by the FDA after the Effective Date, provided, upon written notice by PUMA or a Designee specified in writing by PUMA to CANbridge, PUMA and CANbridge shall, in coordination with a Designee specified in writing by PUMA, promptly terminate, cancel or otherwise deregister such Marketing Authorization from Taiwan and register a new Marketing Authorization in Taiwan that references PFM’s Marketing Approval as approved by the EMA (“Taiwan MA Registration”).  From the Effective Date until the effective date of the applicable Taiwan MA Registration, pursuant this Section 4.4(c), CANbridge shall, and shall cause its Affiliates to continue, to perform each of their obligations

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as the Marketing Authorization holder of the Licensed Products in Taiwan and to take such actions in accordance with the provisions of this Agreement and the Ancillary Agreements.
(d)

Hong Kong.  As of the Effective Date, CANbridge is the registered Marketing Authorization holder of the Licensed Product as granted by the Pharmacy and Poisons Board of Hong Kong that references PUMA’s Marketing Authorization approved by the FDA.  Notwithstanding Section 4.4(a), to facilitate the distribution of the Licensed Product in Hong Kong, PUMA agrees to permit CANbridge to continue to reference PUMA’s Marketing Authorization approved by the FDA after the Effective Date, provided, upon written notice by PUMA or a Designee specified in writing by PUMA to CANbridge, PUMA and CANbridge shall, in coordination with a Designee specified in writing by PUMA, promptly terminate, cancel or otherwise deregister such Marketing Authorization from Hong Kong and register a Marketing Authorization in Hong Kong that references PFM’s Marketing Approval as approved by the EMA (“HK MA Registration”).  From the Effective Date until the effective date of the applicable HK MA Registration, pursuant this Section 4.4(d), CANbridge shall, and shall cause its Affiliates to continue, to perform each of their obligations as the entity of record on the certificate of sale for the Licensed Products in Hong Kong and to take such actions in accordance with the provisions of this Agreement and the Ancillary Agreements.

(e)	Obligations.
(i)

PUMA and a Designee specified in writing by PUMA shall receive all advanced drafts of documents to be filed with a Governmental Authority pursuant to this Section 4.4 and shall be provided with reasonable amount of time to review and comment on the same prior to filing.  CANbridge shall, and shall cause its Affiliate to, consider in good faith any reasonable comments timely provided by PUMA or such Designee.

(ii)

In accordance with the TSA, [***], in each case, pursuant to the terms of this Agreement and the TSA, unless otherwise agreed by the Parties or between CANbridge and such Designee in the Ancillary Agreements.

(iii)

CANbridge shall, and shall cause its Affiliates to maintain, each Marketing Authorizations, all local agent statuses and certificates of sale, and related Regulatory Filings held by CANbridge or its Affiliates in force and good standing until the relevant transfer or termination is effective pursuant to the terms of this Agreement and/or the Ancillary Agreements.

(iv)

Unless otherwise required by applicable Law and as may be agreed between the Parties, CANbridge shall use Commercially Reasonable Efforts to continue with any pending Regulatory Filings filed by CANbridge or its Affiliates prior to the Effective Date that relate to the Licensed Products in the Territory.

4.5	Communications with Governmental Authorities.
(a)

CANbridge shall, and shall cause its Affiliates to, inform PUMA and a Designee specified in writing by PUMA, if CANbridge or its Affiliates receive any communication from any Governmental Authorities with respect to the Licensed Products in the Territory, including with respect to market access, within [***] Business Days after it receives such communication.  CANbridge shall, and shall cause its Affiliates to, provide to PUMA and such Designee, any information and documents in relation thereto and shall take into account PUMA’s and such Designee’s reasonable input with respect to any action or communication to be taken in response to such concern or communication.

(b)	If CANbridge or its Affiliates initiate, respond to, file, submit or otherwise communicate with a Governmental Authority in the Territory in connection with the Licensed Products, such

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entity shall promptly notify PUMA and a Designee specified in writing by PUMA prior to making any such filing, submission or communication to a Governmental Authority and provide PUMA and such Designee with (i) a copy of the proposed filing, submission or communication and (ii) expected date filing, submission or communication.  CANbridge shall, and shall cause its Affiliates to, consider PUMA’s and such Designee’s comments in good faith.

(c)

If CANbridge or its Affiliates receive any communications from a Governmental Authority in the Territory in connection with the Licensed Products, such entity shall promptly notify PUMA and a Designee specified in writing by PUMA.  Notwithstanding the foregoing, CANbridge shall, and shall cause its Affiliates to (i) provide PUMA and a Designee specified in writing by PUMA with written updates as to the transfer of the Regulatory Filings, Marketing Authorization and change of “local agents” in the applicable Region in the Territory, on an ongoing basis, (ii) promptly notify PUMA and such Designee of any material communication (whether written or oral) from a Governmental Authority in relation to such transfer or change, (iii) provide PUMA and such Designee reasonable notice of all meetings and telephone calls with any Governmental Authority that may have a material impact upon such transfer or change, (iv) provide PUMA and such Designee a reasonable opportunity to participate at each such meeting or telephone call; and (v) notify PUMA and such Designee in writing of the effectiveness of such transfer or change and the anticipated effective dates, promptly following the applicable Governmental Authority’s approval of such transfer or change.

4.6	Further Assurances.
(a)

From time to time after the Effective Date, CANbridge shall, and shall cause its Affiliates  to, execute and deliver to PUMA or a Designee specified in writing by PUMA, all such instruments and documents PUMA or a Designee may reasonably request in order to effect the intent of this Agreement.

(b)	CANbridge shall, and shall cause its Affiliates to perform certain activities related to quality and pharmacovigilance with respect to the Licensed Products in the Territory, as provided in the TSA.
(c)

Upon completion of the applicable activities contemplated under Sections 4.4 and 4.5, except as required by applicable Law or otherwise agreed by the Parties or pursuant to any Ancillary Agreement, CANbridge’s rights, responsibilities and obligations with respect to the Regulatory Filings and Marketing Authorizations in connection with the Licensed Products in the Territory shall terminate.

4.7	Licenses Upon Termination. CANbridge hereby grants to PUMA:
(a)

a non-exclusive, fully paid-up, royalty-free, worldwide, transferable, perpetual and irrevocable license, with the right to sublicense, under any intellectual property rights Controlled by CANbridge claiming Inventions that are necessary or reasonably useful to make, use, sell, offer for sale, or import the Licensed Products as they exist as of the Effective Date (if any) (“Product Inventions and IP”) to make, use, sell, offer for sale, or import the Licensed Products; and

(b)

Within [***] days from the Effective Date, CANbridge shall assign to PUMA all trademarks and logos owned by CANbridge or its Affiliates identifying the Licensed Products, excluding for clarity all Trademarks also used in connection with CANbridge’s business other than with respect to the Licensed Products (the Trademarks to be assigned, the “Product Trademarks”).  The Product Trademarks include without limitation those Trademarks listed in Schedule 4.7(b) (Product Trademarks).

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(c)

CANbridge shall [***], and PUMA shall [***], provided, however [***].  CANbridge shall not [***].  As from the Effective Date, CANbridge shall not use and shall cause any of its Affiliates not to use any of the Product Trademarks, except as otherwise provided herein or in the Ancillary Agreements.

4.8

Return of Confidential Information. Within [***] days of the Effective Date, each Party will, and cause its Affiliates to (a) destroy, all tangible items solely comprising, bearing or containing any Confidential Information of the other Party that are in such first Party’s or its Affiliates’ possession or Control, and provide written certification of such destruction, or (b) prepare such tangible items of the other Party’s Confidential Information for shipment to such other Party, as such other Party may direct, at the first Party’s expense; provided, however, that, notwithstanding the foregoing, in any event, (i) each Party may retain the Confidential Information of the other Party to the extent necessary to perform its obligations under this Agreement and the Ancillary Agreements; and (ii) such first Party may retain one (1) copy of such Confidential Information of the other Party for its legal archives; provided, further, however, and notwithstanding the foregoing to the contrary, PUMA and its Designee may also retain one (1) copy of the Confidential Information of CANbridge to the extent such Confidential Information is necessary or reasonably useful to make, use, sell, offer for sale, or import the Licensed Products to make, use, sell, offer for sale, or import the Licensed Products and to otherwise exercise its rights granted under this Agreement.

4.9

Third-Party Agreements; Transfer of Know-How. Within [***] days following the Effective Date, as requested by PUMA or a Designee, and unless otherwise provided in the Ancillary Agreements, CANbridge shall, and shall cause its Affiliates to, assign all of its right, title and interest in and to any Third Party agreements that solely relate to the Licensed Product and not to another product (“Third Party Agreement”) to PUMA or a Designee specified in writing by PUMA unless, with respect to any such Third Party Agreement, such Third Party Agreements do not permit such assignment, in which case CANbridge shall use Commercially Reasonable Efforts, and cause its Affiliates to use Commercially Reasonable Efforts, to waive any exclusive dealing obligations of such Third Party with respect to such Third Party Agreement, and to provide to PUMA information relevant to the Third Party Agreement and make introductions to such Third Party so that PUMA or such Designee may enter into direct discussions with such Third Party to secure the relevant items or services; provided that, for clarity, the foregoing obligation shall not require CANbridge to negotiate with such Third Party on PUMA’s or such Designee’s behalf. Promptly following the Effective Date, at PUMA’s or its Designee’s request, CANbridge shall, and shall cause its Affiliates to, provide copies to PUMA or a Designee specified in writing by PUMA of any Know-How in CANbridge’s possession or control that (a) is reasonably useful or necessary to make, use, sell, offer for sale, or import the Licensed Products and (b) developed by CANbridge, its Affiliates, Sublicensees; contractors or vendors under the Terminated Agreements and Documents in the course of performing its obligations and exercising its rights under this Agreement.  Such Know-How shall include without limitation customer lists, but only to the extent such customer lists relate solely to the Licensed Product and not another product.

4.10	PUMA’s Representations and Warranties. PUMA represents and warrants to CANbridge as follows as of the Effective Date:
(a)	Entity Status. PUMA is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of its organization or incorporation.
(b)

Authority. PUMA has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated to be consummated by it hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated to be consummated by it hereby have been duly authorized by all necessary corporate actions of PUMA.  This Agreement (assuming the due authorization, execution and delivery hereof by CANbridge) constitutes, the valid and legally binding obligation of PUMA, enforceable against PUMA in accordance with its terms,

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subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief.

(c)

Non-Contravention. The execution, delivery and performance by PUMA of this Agreement and the consummation of the transactions contemplated hereby and the execution, delivery and performance by PUMA, do not and will not violate the articles of incorporation or bylaws or comparable organizational documents of PUMA, as applicable.

(d)

Litigation. Except for the matters described in this Agreement, to PUMA’s knowledge, there is no litigation, claim, investigation, or administrative action of any Governmental Authority, pending or threatened against PUMA or any of its Affiliates before any Governmental Authority in the Territory.

4.11	CANbridge’s Representations and Warranties. CANbridge represents and warrants to PUMA as follows as of the Effective Date:
(a)	Entity Status. CANbridge is a legal entity duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of its organization or incorporation.
(b)

Authority. CANbridge has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated to be consummated by it hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated to be consummated by it hereby have been duly authorized by all necessary corporate actions of CANbridge.  This Agreement (assuming the due authorization, execution and delivery hereof by PUMA) constitutes, the valid and legally binding obligation of CANbridge, enforceable against CANbridge in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief.

(c)

Non-Contravention. The execution, delivery and performance by CANbridge of this Agreement and the consummation of the transactions contemplated hereby and the execution, delivery and performance by CANbridge, do not and will not (i) violate the articles of incorporation or bylaws or comparable organizational documents of CANbridge, as applicable, (ii) materially violate any Law or other restriction of any Governmental Authority in the Territory applicable to CANbridge, the Exploitation of the Licensed Products in the Field and the Territory or violate any judgment of a Governmental Authority to which CANbridge is subject in respect of the Exploitation of the Licensed Products in the Field and the Territory, (iii) materially violate, breach or constitute a default under (with or without notice, lapse of time, or both) or give rise to or result in the termination, cancellation, acceleration of any obligation, or the loss of any benefit under any Regulatory Filings or Marketing Authorizations related to the Licensed Products, or (iv) result in the creation of any encumbrance in the Exploitation of the Licensed Products.

(d)	Entirety; No Litigation; Consents.
(i)	Neither CANbridge nor any of its Affiliates have granted any licenses or sublicenses to any Person under any Licensed Patents, Licensed Know-How and/or Licensed Trademarks.
(ii)

Neither CANbridge nor any of its Affiliates have received written notice that any Person has asserted a claim of ownership or right of possession or use in or to any of the assets to be transferred to PUMA or a Designee pursuant to the terms of this

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Agreement.  All of the inventory, stock, marketing materials, Regulatory Filings, Marketing Authorizations and any other assets and rights that are owned or controlled by CANbridge and transferred or licensed to PUMA or a Designee specified by writing by PUMA pursuant to this Agreement are free and clear of all encumbrances and constitute all of CANbridge’s assets or rights related the Exploitation of the Licensed Products as they exist as of the Effective Date except as set forth in the Ancillary Agreements.

(iii)

Except for the matters described in this Agreement, there is (x) no litigation, claim, investigation, or administrative action of any Governmental Authority, pending or, to CANbridge’s knowledge, threatened against CANbridge or any of its Affiliates before any Governmental Authority in the Territory (A) in respect of the Exploitation of the Licensed Product in the Field and the Territory or (B) that, if successful, could reasonably be expected to result in restraining, enjoining, or otherwise preventing the completion by CANbridge or its Affiliates of the transactions contemplated by this Agreement and (y) no judgment in the Territory to which CANbridge or any of its Affiliates is subject in respect of the Exploitation of the Licensed Product in the Field and the Territory.

(iv)

Except for the filings, registrations, notifications, permits or authorizations as set forth in this Agreement, no notice to, filing with, permit of, authorization of, exemption by, or consent of, any Governmental Authority is required for CANbridge or its Affiliates to consummate the transactions contemplated hereby and/or by the Ancillary Agreements.

(e)

Compliance with Law. CANbridge and its Affiliates and, to CANbridge’s knowledge, contractors or vendors under the Terminated Agreements and Documents, with respect to the Exploitation of the Licensed Products, are in compliance with all applicable Laws in the Territory. CANbridge and its Affiliates and, to CANbridge’s knowledge, Sublicensees, contractors or vendors under the Terminated Agreements and Documents have not received any written notices alleging any such noncompliance with applicable Law with respect to the Exploitation of the Licensed Product.

(f)

Anti-Corruption. Neither CANbridge, nor any Affiliate of CANbridge or. to CANbridge’s knowledge, contractors or vendors under the Terminated Agreements and Documents or any representative acting on behalf of CANbridge or any Affiliate of CANbridge, in each case, in connection with the Exploitation of the Licensed Product in the Territory, has, in violation of any Anti-Corruption Laws, offered, given, promised or authorized the giving of anything of value, directly or indirectly, to any Person, including any Public Official or Entity, including for the purpose of influencing any action or decision of a Public Official or Entity in his or her official capacity to assist CANbridge in obtaining or retaining business or any business advantage, or directing business to, any Person.

(g)	Regulatory Matters.
(i)

CANbridge or its Affiliate is the “local agent” listed in connection with the Marketing Authorization of the Licensed Product issued by NMPA in mainland China and CANbridge or its respective Affiliate is the Marketing Authorization holder of the Licensed Product in Taiwan and Hong Kong issued by the Taiwan Food and Drug Administration of Taiwan and the Pharmacy and Poisons Board of Hong Kong, respectively, in each case, that references PUMA’s Marketing Authorization approved by the FDA.

(ii)	Each Marketing Authorization, including each certificate or local agent status, issued or granted by the applicable Regulatory Authorities is in full force and effect.

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(iii)	CANbridge is the holder of all filings for Pricing and Reimbursement Approval in connection with the Licensed Products in the Territory as of the Effective Date.
(iv)

No litigation is pending or threatened regarding the revocation, cancellation, rescission, suspension, withdrawal, modification, or refusal to renew in the ordinary course any Marketing Authorization of the Licensed Products in the Territory, nor has any event occurred, to CANbridge’s knowledge, that would reasonably be expected to give rise to any right of notice, modification, acceleration, payment, cancellation, withdrawal, limitation, or termination of a Marketing Authorization issued by the Regulatory Authorities of mainland China, Hong Kong and Taiwan, respectively.

(v)

Neither CANbridge, any of its Affiliate, nor to CANbridge’s knowledge, any of its contractors or vendors under the Terminated Agreements and Documents have received any written communication from any Governmental Authority threatening to revoke, cancel, rescind, suspend, withdraw, modify, or refuse to renew any Marketing Authorization issued by the Regulatory Authorities of mainland China, Hong Kong and Taiwan, respectively, that has not been withdrawn or otherwise remedied.

(vi)

Neither CANbridge, any of its Affiliates, nor to CANbridge’s knowledge, any of its Sublicensees, contractors or vendors under the Terminated Agreements and Documents are in violation of the terms of any Marketing Authorization, including certificate of sale, of the Licensed Products issued by the Regulatory Authorities of mainland China, Hong Kong and Taiwan, respectively, or its rights as “local agent” in mainland China, Hong Kong and Taiwan, respectively.

(vii)

Neither CANbridge, any of its Affiliates, nor to CANbridge’s knowledge, any of its contractors or vendors under the Terminated Agreements and Documents have initiated an application for a Marketing Authorization, including a certificate of sale, with respect to the Licensed Products in Macao and neither is aware of any information that would hinder the application for or the grant of such Marketing Authorization, including a certificate of sale.

(viii)

All fees and charges with respect to each Licensed Product Marketing Authorization, including a certificate of sale, as issued by the Regulatory Authorities of mainland China, Hong Kong and Taiwan, respectively, that have become due and payable have been paid in full, and all required applications, notices, and required filings (including any pending renewal applications, notices, or filings) with respect to such Marketing Authorizations, including a certificate of sale, have been duly filed or made on a timely basis with the appropriate Governmental Authorities.

(ix)

Neither CANbridge, any of its Affiliates nor, to CANbridge’s knowledge, any Sublicensees or Third Party contractors under the Terminated Agreements and Documents have been subject to physical inspections or received inspection reports from any applicable Governmental Authority in the Territory, in which such Governmental Authority has asserted or alleged that the operations of CANbridge, any of its Affiliates, Sublicensees or any Third Party contractors were or are not in compliance with any applicable Laws.

(x)

There has not been any claim for injury or property damage as a result of any defect or other deficiency (whether of design or materials) with respect to any Licensed Product used or sold by or on behalf of CANbridge in the Territory, and to CANbridge’s knowledge, there is no fact or circumstance that may lead to such claim.

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(h)	Intellectual Property.
(i)	CANbridge is the sole owner of, or otherwise has the exclusive right to own, or direct transfer of ownership of, the Product Trademarks.
(ii)

Schedule 4.11(h) (Registered Product TMs), sets forth a true and complete list of all Product Trademarks that have been issued by or registered with a Governmental Authority in the Territory, or that is the subject of an application for registration or issuance by a Governmental Authority in the Territory, in each case, that has not been abandoned or withdrawn (“Registered Product TMs”). For each listed item, Schedule 4.11(h) sets forth, as applicable, the owner of such Registered Product TM, registration or application number, the filing and expiration dates thereof.  All required maintenance fees, annuity fees or renewal fees for each Registered Product TM that are due and payable prior to the Effective Date have been paid prior to the Effective Date. To CANbridge’s knowledge, no Registered Product TM has been adjudged by a Governmental Authority to be invalid or unenforceable, in whole or in part, and all Registered Product TMs, that are registered or has been granted or issued, are valid and enforceable.  No Product Trademarks that are or were Registered Product TMs have been unintentionally permitted to lapse or enter the public domain.

(iii)

Except for Product Trademarks owned by PUMA, Product Trademarks are wholly and exclusively owned by CANbridge or CANbridge has the right to own or direct transfer of ownership of (free and clear of all encumbrances) or license, the Product Trademarks.

(iv)

CANbridge has not granted any licenses or sublicenses to any Third Party in or with respect to any of the Product Trademarks other than grants of rights to distribute the Licensed Products, and grants of rights to advertising and marketing firms, vendors and other subcontractors in the ordinary course of business.

(v)

To CANbridge’s knowledge, the Exploitation of the Licensed Products in the Field in the Territory does not and will not infringe or misappropriate any Third Party’s Intellectual Property Rights or constitute unfair competition or trade practices under the Laws of any jurisdiction in the applicable Territory in which the Licensed Products are commercially available.  No litigation is pending or, to CANbridge’s knowledge, threatened against CANbridge or any of its Affiliates (i) based upon, challenging, seeking to deny or restrict the use and the validity of any of the Product Inventions and IP and Product Trademarks or (ii) alleging that CANbridge, any of its Affiliates’ Exploitation of the Licensed Products or that CANbridge’s, or any of its Affiliates’ Exploitation of the Licensed Products infringes or misappropriates any Third Party’s Intellectual Property Rights or constitutes unfair competition or trade practices under the Laws of any jurisdiction in the Territory, and to CANbridge’s knowledge, there are no facts or circumstances that could lead to such a claim.  CANbridge and its Affiliates have not received any a written allegation by such Third Party that the Exploitation of the Licensed Product by CANbridge or any of its Affiliates in the Territory has infringed or misappropriated any of the Intellectual Property of such Person.  There is, and has been no pending, decided or settled opposition, interference, reexamination, cancellation, litigation, or judgment related to the Product Trademarks, and to CANbridge’s knowledge, there are no fact or circumstances that could lead to such a claim.  Product Trademarks (together with the rights and services provided or granted to a Designee under this Agreement) include all of the Intellectual Property used by CANbridge or any of its Affiliate to conduct the Exploitation of the Licensed Product prior to the Effective Date.

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(vi)	To CANbridge’s knowledge, no Third Party is engaging in any activity that infringes or misappropriates the Product Trademarks in the Territory.
(vii)

CANbridge has taken commercially reasonable measures consistent with industry practice in the pharmaceutical industry to maintain the confidentiality and value of all of PUMA’s Confidential Information that is used or held for use in connection with the Exploitation of the Licensed Products.  To CANbridge’s knowledge, no trade secrets with respect to the Licensed Product have been disclosed by CANbridge or any of its Affiliates to any Person, except pursuant to valid non-disclosure or license agreements.  CANbridge has taken commercially reasonable measures consistent with industry practice in the pharmaceutical industry to ensure that any employee or contractor who has conceived, developed or created any of the Product Inventions and IP for CANbridge, any of its Affiliates or Sublicensees, contractors or vendors is the subject of a valid and legally enforceable contract or other valid and legally enforceable arrangement with such Person with respect thereto transferring to CANbridge such Person’s right, title and interest therein and thereto.  To CANbridge’s knowledge, no employee or contractor who has conceived, developed or created any Product Inventions and IP owns any right, title, or interest in or to the Product Inventions and IP conceived, created or developed by such Person during his or her employment or other engagement with CANbridge, any of its Affiliates or Sublicensees, contractors or vendors and no such employee or contractor has asserted any such claim to CANbridge, any of its Affiliates or Sublicensees, contractors or vendors.

(viii)	As of the Effective Date, CANbridge or its Affiliates have not filed or registered any claims in any Patent Rights that cover or claim any Product Inventions and IP.
(ix)

As of the Effective Date, there are no fees, annuity fees or renewal fees that have accrued, or are otherwise payable in connection with the prosecution, registration or maintenance in connection with any CANbridge Product Patents.

(i)

Relationships with Third Parties. No contractor that is party to a Third Party Agreement has canceled or otherwise terminated, or provided written notice to CANbridge or any of its Affiliates of its intent, or threatened in writing to terminate its relationship with CANbridge with respect to such Third Party Agreement.

(j)

Data Protection.  CANbridge and its Affiliates are, and to CANbridge’s knowledge its Sublicensees, contractors or vendors are, and have for the past [***] years prior to the Effective Date been, in material compliance with all Laws relating to the collection, use, disclosure, retention, protection or processing of Personal Data (collectively, the “Data Protection Requirements”) in connection with the Exploitation of the Licensed Product.  In the past [***] years prior to the Effective Date, with respect to the Licensed Product: (x) CANbridge and its Affiliates have not, and to CANbridge’s knowledge its Sublicensees, contractors or vendors have not, received any written notice from any data protection Governmental Authority alleging non-compliance with any Data Protection Requirement; (y) CANbridge and its Affiliates have not, and to CANbridge’s knowledge its Sublicensees, contractors or vendors have not, received any written notice from any data subject alleging any non-compliance with any Data Protection Requirement; and (z) to CANbridge’s knowledge, the processing of Personal Data by CANbridge or its Affiliates or its Sublicensees, contractors or vendors have not, been the subject of any investigation or proceedings (whether of a criminal, civil or administrative nature) by any Governmental Authority.  CANbridge and its Affiliates have taken, and to CANbridge’s knowledge its contractors and vendors have taken, commercially reasonable measures consistent with industry practice in the pharmaceutical industry and have implemented appropriate administrative, technical, physical

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and contractual measures to comply in all material respects with Data Protection Requirements, including in its arrangements with Third Party service providers that process Personal Data on its behalf.  Each of CANbridge, its Affiliates, and to CANbridge’s knowledge each of its contractors and vendors, has implemented and maintains appropriate policies and procedures designed to protect Personal Data and its trade secrets.  In the past [***] years prior to the Effective Date, to CANbridge’s knowledge, CANbridge, its Affiliates and contractors have not experienced any actual, suspected or alleged security incident in which an unauthorized party accessed any Personal Data or acquired Personal Data or trade secrets maintained by or on behalf of CANbridge, its Affiliates or contractors.

(k)

Ancillary Agreements.  Other than the Ancillary Agreements, there are no other agreements, contracts, letters or understandings, whether written or oral, between CANbridge or its Affiliates and any Designee.

4.12	Covenants. CANbridge covenants as follows:
(a)

Cooperation in Litigation and Investigations.  CANbridge shall reasonably cooperate with PUMA or a Designee specified in writing by PUMA in the defense or prosecution of any litigation, examination or audit instituted by a Third Party prior to the Effective Date or that may be instituted by a Third Party thereafter against or by either Party, a Designee or any of their respective Affiliates relating to or arising out of the Exploitation of the Licensed Product by or on behalf of CANbridge prior to or after the Effective Date for a period of [***] years from the Effective Date.  Subject to Section 4.12(c) below, CANbridge shall, and shall cause its Affiliates to, make available to PUMA or a Designee specified in writing by PUMA all records to the extent relating to the Licensed Products held by CANbridge or its Affiliates under the Terminated Agreements and Documents and reasonably necessary to permit the defense or investigation of any such litigation, examination or audit; provided, however, that the production of such Documents is not contrary to Law or court order. For clarity, the foregoing obligations under this Section 4.12(a) excludes requests made in connection with any litigation by and among the Parties, a Designee or any of their respective Affiliates arising out of this Agreement or any of the Ancillary Agreements.

(b)

Retention of Records. CANbridge shall, and shall cause its Affiliates to, preserve and retain all records referred to in Section 4.2 for the length of time contemplated by CANbridge’s standard record retention policies and schedules.  After the Effective Date, CANbridge shall, and shall cause its Affiliates to, grant to PUMA or a Designee specified by writing by PUMA such access to financial records and other information in its possession related to the Exploitation of the Licensed Products and to provide such other cooperation and assistance, in each case, as shall be reasonably required to enable PUMA or such Designee to complete their legal, regulatory, stock exchange and financial reporting requirements and for any other reasonable business purpose, including in respect of litigation and insurance matters.  PUMA or such Designee shall promptly [***].  For clarity, the foregoing obligations under this Section 4.12(b) exclude requests made in connection with any litigation by and among the Parties, a Designee or any of their respective Affiliates arising out of this Agreement or any of the Ancillary Agreements.

(c)

Exception. Notwithstanding the obligations in this Section 4.12, CANbridge shall not be required to make available such documents if such disclosure could, in CANbridge’s reasonable judgment, (i) violate applicable Law or any binding agreement entered into prior to the Effective Date (including any confidentiality agreement to which CANbridge or any of its Affiliates is a party), (ii) jeopardize any attorney-client privilege or other established legal privilege, protection, or immunity, or (iii) disclose any trade secrets (provided, that CANbridge shall use, and shall cause its Affiliates to use, Commercially Reasonable Efforts to make such disclosure in a manner that does not result in the occurrence of any of the items

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described in the preceding clauses (i) through (iii), and, in any case, CANbridge shall identify to PUMA or a Designee specified in writing by PUMA any such withheld information at such time, such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney-client privilege).  If PUMA or a Designee specified in writing by PUMA requests any cooperation or books and records under this Section 4.12, such requesting party shall [***].

(d)	Non-Competition.
(i)

To the extent permitted by Laws, to protect PUMA’s and each Designee’s interest in the Exploitation of the Licensed Product in the Field and the Territory and in consideration of the benefits CANbridge will receive pursuant to the terms of this Agreement, CANbridge shall not, and shall cause its Affiliates to not, directly or indirectly through any Third Party (a) [***], or (b) [***].

(ii)

Notwithstanding Section 4.12(d)(i), in the event that CANbridge is acquired by a Third Party and such Third Party [***], the further Exploitation of such [***] by such Third Party and its Affiliates after the consummation of the applicable acquisition transaction will not constitute a violation of this Section 4.12(d) so long as such Third Party and its Affiliates do not use or have access to any Confidential Information of PUMA or any of the Designees (whether relating to the clinical development or commercialization of any Licensed Products or otherwise).

(iii)	[***].
(e)

Non-Disparagement. Each Party agrees not to, and shall use commercially reasonable efforts to ensure that its representatives, agents, attorneys, and any other persons or entities that such Party controls do not, make any public statements, including statements to any news or other media outlets, current or prospective customers, current or prospective investors, competitors, or industry groups or analysts, either written or verbal, or cause or encourage others to make any public statements, written or verbal, that criticize, defame or disparage the personal or business reputation, practices, products or conduct of any other Party or a Designee. The Parties agree that any breach of the Confidentiality provision or the Non-Disparagement provision of this Agreement may entitle the non-breaching party to both monetary damages and injunctive relief.

5.	Direct INDEMNIFICATION.
5.1

Indemnification by [***].  [***] shall indemnify, defend and hold harmless [***] Indemnified Parties from and against all damages, losses and liabilities (including reasonable attorney’s fees and expenses) (“[***] Indemnified Parties Losses”) arising from (a) [***], (b) [***] or (c) [***].

5.2	Indemnification Claim Procedure for Direct Claims.
(a)

In the event of a claim made by a [***] Indemnified Party (the “Indemnified Party”) for any claims arising under Section 5.1, the Indemnified Party shall give reasonably prompt written notice to [***] (the “Indemnifying Party”), which notice (an “Indemnification Notice”) shall: (i) state that the Indemnified Party has paid or properly accrued or reasonably anticipates that it will have to pay or accrue [***] Indemnified Parties Losses that are subject to indemnification pursuant to Section 5.1, (ii) specify in reasonable detail (to the extent known by the Indemnified Party) the individual items and amounts of such [***] Indemnified Parties Losses, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and a description of the basis of such Indemnified Party’s claim for indemnification and (iii) to the extent practicable, include any other material details pertaining thereto, along with copies of the relevant documents evidencing such claim and the basis for indemnification

US-DOCS\121531884.1

sought (to the extent within its possession and disclosure is not proscribed by Law or contract and would not jeopardize any attorney-client privilege or other established legal privilege); provided, however, that no delay or failure on the part of the Indemnified Party in delivering an Indemnification Notice shall relieve the Indemnifying Party of its indemnification obligations under this Agreement except to the extent that the Indemnifying Party is actually and materially prejudiced by such delay or failure.

(b)

If an Indemnifying Party objects in writing to any claim or claims made in any Indemnification Notice, the Indemnifying Party and the Indemnified Party shall attempt in good faith for a period of [***] days following the Indemnified Party’s receipt of such objection notice to agree upon the respective rights of such parties with respect to each of such claims. If agreement on all of such disputed claims is not reached after such [***]-day period of good faith negotiation, either the Indemnifying Party or the Indemnified Party may initiate the dispute resolution proceedings provided in Article 13 of the License Agreement.

(c)

Payment. In the event that the Indemnifying Party agrees to or is determined  pursuant to any enforceable order pursuant to Section 5.1(a) to have an obligation to reimburse the Indemnified Party for the [***] Indemnified Parties Losses, the Indemnifying Party shall, subject to the provisions of this Article 5, promptly (but, in any event, within [***] days) following such agreement or determination (including as set forth in this Section 5.2(c)) pay such amount to the Indemnified Party by wire transfer of immediately available funds to the account specified in writing by the Indemnified Party

5.3	Liability Limitations Solely with Respect to [***] Indemnified Parties Losses.
(a)

Notwithstanding anything in this Agreement to the contrary, in no event shall [***] have liability under this Agreement to a [***] Indemnified Party for any [***] Indemnified Parties Losses or other damages, losses or liabilities that result from a breach of one or more [***], unless the aggregate amount of all such [***] Indemnified Parties Losses exceeds [***], in which event [***] shall be required to pay the amount of such [***] Indemnified Parties Losses from the first dollar, up to a maximum amount equal to [***].

(b)

Notwithstanding anything in this Agreement to the contrary, [***]’s liability under this Agreement in connection with any [***] Indemnified Parties Losses or other damages, losses or liabilities incurred by a [***] Indemnified Party shall not exceed, in the aggregate, [***], except in the case of gross negligence, willful misconduct or fraud by [***] or its Affiliates.

(c)

Except as expressly permitted under this Agreement, neither Party shall have any right of setoff of any amounts due and payable, or any Liabilities arising, under this Agreement against any other amounts due and payable under this Agreement or any amounts due and payable, or any Liabilities arising, under any Ancillary Agreement. The payment obligations under each of this Agreement and the Ancillary Agreements remain independent obligations of each Party, irrespective of any amounts owed to any other Party under this Agreement or the respective Ancillary Agreements.

(d)

Notwithstanding anything to the contrary under this Agreement or any Ancillary Agreement, (i) [***] shall not be required to indemnify or otherwise provide recourse to [***] Indemnified Parties more than once for the same damages, losses or liabilities pursuant to this Agreement, any Ancillary Agreement or otherwise and (ii) no [***] Indemnified Party may obtain indemnity or other recourse for the same damages, losses or liabilities more than once under this Agreement or any Ancillary Agreement or otherwise.

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6.	Non-exclusive Remedy.
6.1

Except as expressly provided herein, the rights and remedies provided herein are cumulative and each Party retains all remedies at Law or in equity, including the Parties’ ability to receive legal damages or equitable relief, with respect to any breach of this Agreement, provided, however, solely with respect to the [***] Indemnified Parties Losses, subject to Article 11 of the License Agreement, the indemnification obligations of the Parties set forth in Article 5 provide the sole and exclusive monetary remedy of the Parties for the breach of the terms of this Agreement as provided under Section 5.1.  Notwithstanding the foregoing, nothing in this Agreement shall limit either Party’s or any Affiliate of either Party’s ability to seek injunctive relief (including specific performance) under this Agreement.

7.	CONFIDENTIALITY.
7.1

This Agreement and the terms herein shall the Confidential Information of both Parties.  Each Party agrees to, and will cause its Affiliates, sublicensees and contractors to, keep in confidence and not to disclose to any Third Party, or use for any purpose, except to exercise its rights or perform its obligations under this Agreement, any Confidential Information of the other Party.

7.2

Permitted Disclosures. Each Party agrees that it and its Affiliates will provide or permit access to the other Party’s Confidential Information only to the receiving Party’s employees, consultants, advisors and sublicensees, and to the employees, consultants and advisors of the receiving Party’s Affiliates, in each case on a need to know basis who are subject to obligations of confidentiality and non-use with respect to such Confidential Information no less stringent than the obligations of confidentiality and non-use of the receiving Party pursuant to this Section 7.2 (Confidential Information); provided, however, that each Party will remain responsible for any failure by its Affiliates and sublicensees, and its and its Affiliates’ respective employees, consultants and advisors, to treat such Confidential Information as required under this Section 7.2 (Confidential Information) as if such Affiliates, employees, consultants, advisors and sublicensees were parties directly bound to the requirements of this Section 7.2 (Confidential Information).

7.3

Confidentiality Limitation.  Notwithstanding anything to the contrary herein, each Party may use and disclose the other Party’s Confidential Information as follows: (a) under appropriate written confidentiality obligations substantially equivalent to those in this Agreement, to its Affiliates, potential and actual permitted sublicensees, contractors and any other Third Parties, to the extent such use or disclosure is reasonably necessary to perform its obligations or to exercise its rights under this Agreement, (b) to its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, financing sources or investors and underwriters on a need to know basis, in each case under appropriate confidentiality obligations (which may include professional ethical obligations) substantially equivalent to those in this Agreement; provided, however, that each Party will remain responsible for any failure by any of the foregoing individuals to treat such Confidential Information as required under Section 7.2 (Confidential Information) as if such individuals were parties directly bound to the requirements of this Section 7, or (c) as required by any court or other governmental body or as otherwise required by applicable Law (including any such disclosures as are required by a Regulatory Authority in connection with seeking Regulatory Approval for any Licensed Product in the Territory); provided, that, notice is promptly given to the other Party and the disclosing Party cooperates with reasonable requests from the other Party to seek a protective order or other appropriate remedy to protect the Confidential Information.

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8.	[Reserved.]
9.	Accrued Obligations; Surviving Obligations.
(a)

Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, on the effective date of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.

(b)	Notwithstanding anything to the contrary in this Agreement:
(i)

The representations and warranties of CANbridge set forth in Sections 4.11(a) (Entity Status), 4.11(b) (Authority), 4.11(c) (Non-Contravention), 4.11(d) (Entirety; No Litigation; Consents), 4.11(e) (Compliance with Law), 4.11(f) (Anti-Corruption), 4.11(g) (Regulatory Matters) and 4.11(h) (Intellectual Property) shall survive for [***] following the Effective Date. The representations and warranties of CANbridge set forth elsewhere in this Agreement [***] will survive for [***] after the Effective Date.

(ii)	The representations and warranties of PUMA will survive for [***] years following the Effective Date.
(iii)

The covenants and agreements contained in this Agreement that contemplate performance by either Party shall survive until the latest of (i) the expiration of the term of the undertaking set forth in this Agreement and (ii) [***] years following the Effective Date.

10.	MISCELLANEOUS
10.1

Assignment; Successors.  This Agreement and the rights and obligations of each Party under this Agreement will not be assignable, delegable, transferable, pledged or otherwise disposed of by either Party without the prior written consent of the other Party; provided, however, that PUMA may assign or transfer this Agreement together with all of its rights and obligations hereunder, without such consent, to an Affiliate or to a successor in interest in connection with the transfer or sale of all or substantially all of its business or assets to which this Agreement relates, or in the event of its merger or consolidation, reorganization or similar transaction, subject to the assignee agreeing in writing to be bound by the terms and conditions of this Agreement.  Any assignment in violation of this Section 10.1 (Assignment) shall be null and void.  Any permitted assignment of the rights and obligations of a Party under this Agreement will be binding on, and inure to the benefit of and be enforceable by and against, the successors and permitted assigns of the assigning Party.

10.2

Choice of Law. This Agreement, the rights and obligations of the Parties under this Agreement and any claim or controversy directly or indirectly based upon or arising out of this Agreement (whether based on contract, tort, or any other theory), shall be governed by the laws of the State of New York without giving effect to any choice or conflict of law provisions or rule that would cause the application of the laws of any jurisdiction other than the State of New York.  Any communication or proceedings resulting of disputes under this Agreement shall be in English language. The Parties agree to exclude the application to this Agreement of the United Nations Conventions on Contracts for the International Sale of Goods.

10.3

Notices. Any notice or report required or permitted to be given or made under this Agreement by one Party to the other will be in writing and will be deemed to have been delivered (a) upon personal delivery, (b) on the second Business Day (at the place of delivery) next following deposit with a reputable, internationally recognized overnight courier that maintains records of delivery and (c) in the case of notices provided by telecopy (which notice will be followed immediately by an additional

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notice pursuant to clause (a) or (b) above if the notice is of a default under this Agreement), upon completion of transmission, with transmission confirmed, to the addressee’s facsimile machine, as follows (or at such other addresses or facsimile numbers as may have been furnished in writing by a Party to the other as provided in this Section 10.3 (Notices)). This Section 10.3 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to PUMA:	PUMA Biotechnology, Inc.
10880 Wilshire Blvd., Suite 2150
Los Angeles, CA 90024
USA Attention: [***]
Fax: [***]

With copies to:	Latham & Watkins
650 Town Center Drive
20th Floor Costa Mesa CA
92626-1925, USA
Attention: Charles Ruck
Fax: 1-714-755-8290

Latham & Watkins 140 Scott Drive
Menlo Park, CA 94025-1008, USA
Attention: Judith A. Hasko
Fax: 1-650-463-2600

If to CANbridge:	CANbridge Biomed Limited
Sterling Centre No. 11
Cheung Yue Street, Kowloon
Hong Kong
Attention: Chief Executive Officer
Fax: [***]

With copies to:	CANbridge Life Sciences Limited
303A Building E
Wangjing Pioneer Park
No. 2 LizeZhongEr Road
Chaoyang District, Beijing, China
Attention: Chief Executive Officer
Fax: [***]

and

Ropes & Gray LLP
800 Boylston Street, Prudential Tower
Boston, Massachusetts 02199-3600
Attention: David McIntosh, Esq.
Fax: 617-235-0507

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10.4

Severability. In the event that one or more provisions of this Agreement is held invalid, illegal or unenforceable in any respect, then such provision shall not render any other provision of this Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions that have been found to be invalid or unenforceable shall substantially affect the remaining rights or obligations granted or undertaken by either Party. The Parties agree to attempt to substitute for any invalid or unenforceable provision a provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.

10.5

Integration. This Agreement, and the schedules, exhibits and attachments hereto, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes the Terminated Agreements and Documents and all other previous arrangements between the Parties with respect to the subject matter hereof, whether written or oral.  Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement.

10.6

Waivers and Amendments. The failure of any Party to assert a right under this Agreement or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. The exercise by any Party of any right or election under the terms or covenants herein shall not preclude or prejudice any Party from exercising the same or any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by the Parties hereunder. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver, and no provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

10.7

Independent Contractors; No Agency. Neither Party will have any responsibility for the hiring, firing or compensation of the other Party’s or such other Party’s Affiliates’ employees or for any employee benefits with respect thereto. No employee or representative of a Party or its Affiliates will have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on such other Party, without such other Party’s written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each Party’s legal relationship under this Agreement to the other Party will be that of independent contractor, and the relationship between the two Parties will not constitute a partnership, joint venture, or agency, including for all tax purposes.

10.8

Affiliates, Sublicensees, and Contractors. To the extent that this Agreement imposes obligations on Affiliates, sublicensees or contractors of a Party, such Party will cause its Affiliates and its sublicensees and contractors to perform such obligations.  Either Party may use one or more of its Affiliates, sublicensees or contractors to perform its obligations and duties or exercise its rights under this Agreement; provided, however, that (a) each such Affiliate, sublicensee or contractor will perform any such obligations delegated to it in compliance with the applicable terms and conditions of this Agreement, (b) the performance of any obligations of a Party’s by its Affiliates, sublicensees or contractors will not diminish, reduce or eliminate any obligation of such Party under this Agreement, and (c) such Party will remain liable under this Agreement for the prompt payment and performance of all of its obligations under this Agreement.

10.9

Force Majeure. Neither Party will be responsible to the other for, or be deemed to have defaulted under or breached this Agreement for, any failure or delay in performing any of its obligations under this Agreement or for other nonperformance under this Agreement (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by or results from events beyond the reasonable control of the non-performing Party, including strike, fire, flood, earthquake, hurricanes, accident, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce

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of the non-performing Party or of any other Person), act of terrorism, epidemic, pandemic, act of God or acts, omissions or delays in acting of the government of any country or Region or of any local government, in each case, to the extent unavoidable or beyond the reasonable control of such Party (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement or such Party does not take reasonable mitigation steps) (a “Force Majeure Event”). In such event, the Party affected will promptly (and, in any event, within [***] days) notify the other Party in writing of such Force Majeure Event, stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect.  The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party and will use commercially reasonable efforts to resume performance of its obligations.

10.10

Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties and their Affiliates and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder. Notwithstanding the foregoing, the Designees shall be express intended third-party beneficiaries of this Agreement and may enforce the provisions hereof as if the Designee was a Party hereto, including by seeking enforce this Agreement directly to the extent that any Designee may deem such enforcement necessary or advisable.

10.11

Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail will be deemed to be original signatures.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed by its authorized representative under seal, in duplicate on the Effective Date.

PUMA Biotechnology, Inc.		CANbridge BIOMED Limited
Signature :	/s/ Alan H. Auerbach	Signature :	/s/ Xue James Qun
Name :	Alan H. Auerbach	Name :	Xue James Qun
Title :	Chief Executive Officer	Title :	Director

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In the presence of Pierre Fabre Médicament, SAS

Pierre Fabre Médicament, SAS
Signature :	/s/ Jean-Luc Lowinski
Name :	Jean-Luc Lowinski
Title :	President

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